UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 14, 2007

J. L. Halsey Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE		19803
(Address of principal		(Zip code)
executive offices)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 14, 2007, J.L. Halsey Corporation (the “Company”) announced its financial results for the first quarter of fiscal 2007.  A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Operating Officer

Effective as of February 14, 2007, the Board of Directors (the “Board”) of the Company appointed Mr. Peter Biro, age 37, as the Company’s Chief Operating Officer, to hold office until his successor is duly elected and qualified.  He has served as the Company’s Vice President of Corporate Development and Planning since August 17, 2006 and will also continue to serve in that capacity.  From July 2001 until joining the Company, Mr. Biro was founder and managing partner of The Cowper Group, a Boston-based corporate development consulting firm focused on buy-side mergers and acquisitions for small to mid-market technology companies.  Before founding The Cowper Group, Mr. Biro was responsible for mergers, acquisitions and commercial deals for the managed services businesses at Web hosting pioneer, Exodus Communications (NASD:SVVS).  He previously held senior technology posts at First Union (now Wachovia) and Morgan Stanley.  Mr. Biro received an M.B.A from Stanford University and both a B.S. in electrical engineering and B.A. in computer science and history from Duke University.  There is no family relationship between Mr. Biro and any other officer or any director of the Company.

The Cowper Group has received fees and expense reimbursements from the Company of approximately $305,000 in the aggregate, of which Mr. Biro’s interest was 100%, since the beginning of fiscal year ended June 30, 2006, in connection with The Cowper Group’s role advising the Company in its acquisition of Uptilt, Inc. (d/b/a EmailLabs) in October 2005, and in its acquisitions of ClickTracks, Inc. and Hot Banana Software, Inc. in August 2006.  Other than as set forth above, Mr. Biro has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

For his services as Chief Operating Officer, Mr. Biro will continue to receive the compensation set forth in his employment agreement previously disclosed in the Company’s Current Report on Form 8-K filed on August 23, 2006 upon his appointment as Vice President of Corporate Development and Planning, which includes a base salary of $190,000 and an annual bonus to be determined by the Board (but not less than $15,000).

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

Effective as of February 14, 2007, the Board adopted a resolution by unanimous written consent to amend Article VI, Section 3 of the Company’s Bylaws to state that the Company’s President shall be the Chief Operating Officer of the Company unless the Board determines otherwise (the “Amendment”).  The foregoing description of the Amendment qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 3.1 hereto and is incorporated herein by reference.  A copy of the Company’s Amended and Restated Bylaws, as amended through February 14, 2007, is included as Exhibit 3.2 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)                                            Exhibits.

3.1                      Amendment to Article VI, Section 3, of the First Amended and Restated Bylaws of J.L. Halsey Corporation.

3.2                      First Amended and Restated Bylaws of J. L. Halsey Corporation, as amended through February 14, 2007.

99.1                Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

By:	/s/ Luis Rivera
Name:	Luis Rivera
Title:	Interim Chief Executive Officer

Date:  February 21, 2007